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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 14, 2006



                             Fidelity Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


      Pennsylvania                        0-22288                25-1705405
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(State or other jurisdiction         (Commission File          (IRS Employer
of incorporation)                         Number)            Identification No.)


1009 Perry Highway, Pittsburgh, Pennsylvania                 15237
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (412) 367-3300
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                                 Not Applicable
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          (Former name or former address, if changed since last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c)).

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                             FIDELITY BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT
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Item 2.02.  Results of Operations and Financial Condition
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         The  Registrant   today  announced  that  it  has  determined  that  it
recognized an extraordinary gain, net of taxes of $318,000, or $0.11 per basic share and $0.10 per diluted share, for the quarter and fiscal year ended September 30, 2006 as a result of insurance proceeds received due to fire damage to its former Carnegie Branch. With the extraordinary gain, the Registrant's net income for the fiscal year ended September 30, 2006 was $4.184 million ($1.41 per basic share and $1.38 per diluted share) and for the quarter ended September 30, 2006 was $1.266 million ($0.43 per basic share and $0.42 per diluted share).

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FIDELITY BANCORP, INC.


Date: December 14, 2006               By:  /s/Richard G. Spencer
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                                           Richard G. Spencer
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)